Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the “Agreement”) is made and entered into by and between Verde Bio Holdings, Inc. with an address of 5 Cowboys Way, Suite 300, Frisco, Texas 75034 (hereinafter referred to as “Buyer”), and _________________________, with an address of _______________________________________, (hereinafter referred to as “Seller”).  Buyer and Seller are sometimes referred to below individually as a “Party” or collectively as the “Parties”; and

WHEREAS, Seller owns or has the right to sell the mineral & royalty interests described on Exhibit “A” attached hereto and made a part hereof.

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, those certain interests in oil and gas leases that are defined and described as “Properties” hereinbelow, subject to and on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

Subject to the terms, conditions and provisions of this Agreement, Seller agrees to sell, assign and convey to Buyer an undivided 100% of Seller’s right, title and interest in and to Seller’s oil, gas and other mineral rights in and to the Properties more specifically described on the attached Exhibit A (“the Properties”) including but not limited to oil royalty, gas royalty, overriding royalty interest, mineral interest and other similar interests which may be produced from said oil, gas and mineral leases and lands1.

Terms of this transaction are as follows:

1. The purchase price is 5,000,000 shares of the common stock of the Buyer based on $0.0175/share for a total transaction value of $87,000

2. The closing shall occur on or before November 15, 2020, (the "Closing Date") Prior to the Closing Date Buyer will have the exclusive right to conduct its review of the Properties, including title.  As a condition to the Transaction, Buyer must be fully satisfied, in its sole and absolute discretion, with the results of its due diligence investigation. Buyer’s sole remedy for any alleged breach of this agreement, including but not limited to failure of title to one or more of the Properties, shall be termination of this agreement.  Payment for purchase of the Properties shall be made by stock certificate payable to seller within 3 days of the Closing Date. If additional title review is required by the terms of this Agreement, the Closing Date may be extended without amendment by not more than 14 days to accommodate delays attributable to title review.

1 The description of the Properties on Exhibit “A” is subject to change pending the Parties verification of title thereto.

3. Seller represents that as of the Closing Date, the Properties are free and clear of any and all known liens, mortgages and encumbrances created by Seller. All known mortgages, liens or encumbrances created by Seller which affect the Properties will either be released or paid-off by Seller on or before the Closing Date.

4.  On the Closing Date, Seller shall execute and deliver to Buyer, and Buyer shall receive, one or more instruments of assignment, in substantially the form of the Assignment of Mineral Interest attached hereto as Exhibit “B.”  Such Assignment of Mineral and Royalty Interest may be hand delivered, or made by Certified U.S. mail or Federal Express (FedEx) to the Buyer.

5. Seller shall, upon the reasonable request of the Buyer, execute and deliver all deeds, transfer orders, division orders, letters-in-lieu, curative documents and such other documents as our reasonably necessary to carry out the purposes of this Agreement whether before or after the Closing Date. Seller shall also execute any other conveyance documents as required by Buyer, to the satisfaction of Buyer, or its assigns, in the performance of this Agreement and in order to close on the Properties by the Closing Date.

6. Buyer asserts that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended. Buyer is financially able to bear the economic risks of acquiring the Properties, including the risk of total investment loss and understands the illiquid nature of this asset class. Buyer is a sophisticated buyer and has such knowledge and experience in the purchase and sale of mineral and royalty interests so as to be capable of evaluating the merits and risks of and making an informed business decision with regard to the acquisition of said purchased interests.

7. The Effective Date of said transaction shall be Production Effective Date of October 1, 2020. Buyer shall be entitled to all revenue from production from the Properties occurring on or after the Effective Date.

8. Buyer reserves the option and right to assign this PSA to another Buyer controlled entity to fulfill the obligations and receive the benefits of this agreement with Seller.

9. Prior to the Closing Date or termination of this Agreement, Seller shall not offer the Property for sale to any person or entity, or accept or negotiate any offer to purchase by any person, entity, or other party.

10.  All notices given by Buyer to Seller or by Seller to Buyer, shall be in writing and shall be deemed delivered when actually received, or, if earlier and whether or not actually received, (i) if delivered by courier or in person, when left with any person at the address reflected below, if addressed as set forth below, (ii) if by overnight courier service (such as, by way of example but not limitation, U.S. Express Mail or Federal Express) with instructions for delivery on the next business day, one (1) business day after having been deposited with such courier, addressed as reflected below, and (iii) if delivered by mail, three days after deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed (as a certified or registered item, return receipt requested). The addresses of the Parties are the address set out in this Agreement.

11. This Agreement shall be governed by the laws of the State of Texas, without regard to its conflict of law principles. All disputes arising from or relating to this Agreement shall be adjudicated in a state district court sitting in Dallas County, Texas, and each Party hereby consents to such court's jurisdiction and to such venue.

12. This Purchase and Sales Agreement and the rights, duties and obligations represented hereby shall be binding upon the seller hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

ACCEPTED AND AGREED TO, this ____ day of September, 2020

SELLER

____________________________

______________________________

Its: ___________________________

BUYER

Verde Bio Holdings, Inc.

By: Scott A. Cox, CEO

Exhibit “A” Lands

Exhibit “A” attached to and made part of that certain Purchase and Sale Agreement for purchase of mineral and royalty interests dated September 22, 2020 by and between Verde Bio Holdings, Inc. (“Buyer”) and _____________________________________ (“Seller”).

An undivided 100% of all of Seller’s right, title, and interest in the following:

Alfalfa County, OK

SECTION 4, TOWNSHIP 23 NORTH, RANGE 12 WEST, ALFALFA COUNTY, OKLAHOMA

“SW/4”

(+/- 4.0 Net Mineral Acres in the above described portions of Section 4, Township 23 North, Range 12 West, described correctly or not)

SECTION 6, TOWNSHIP 27 NORTH, RANGE 10 WEST, ALFALFA COUNTY, OKLAHOMA

“LOT 1 (40.14 AC.) and LOT 2 (40.12 AC.) and S/2 NE/4 a/d/a NE4 160.29, more or less”

(+/-8.0145 Net Mineral Acres in the above described portions of Section 6, Township 27 North, Range 10 West, described correctly or not)

Grant County, OK

SECTION 24 – TOWNSHIP 27 NORTH – RANGE 6 WEST, GRANT COUNTY, OKLAHOMA

+/-1.56 acre mineral interest in:

The Southeast Quarter (SE/4) of Section 24, Township 27 North, Range 6 West, Grant County, Oklahoma, containing 160 acres, more or less.

Brazos County, Texas

Tract 1: 12.447 acres of land, more or less, in the W. S. Martin Survey, A-35, and being the same land conveyed on May 21, 1974 from Butler Howard, Inc., a Texas Corporation, to F. W. Bert Wheeler and Felix Saccomanno, and recorded in Volume 329, Page 82 of the Deed Records of Brazos County, Texas.

Tract 2: 119.35 acres, more or less, out of the W. S. Martin  Survey, A-35 and  the L. McLaughlin  Survey, A-38, Brazos County, Texas and  being the same land  described  as Tract  One (1) out of two (2) tracts  in that certain  Warranty Deed dated  April 19, 1962, from Nick Dileo et al to C. Edgar Jones et al, as recorded  in Volume 219, Page 418 of the Deed Records of Brazos County, Texas.

Tract 3: 30.387 (called 30.36) acres, more or less, out of the Moses Baine Survey, A-3, and being the same and described in a Special Warranty Deed dated August 1, 2005 and conveyed from M. D. Wheeler, LTD. to the Bryan Independent School District and recorded in Volume 6848, Page 78 of the Official Records of Brazos County, Texas.

Tract  4: 36.138 acres,  more or less, out of the Moses Baine Survey, A-3, and  being the same land described  as "Third Tract" in a Quit Claim Deed dated October 23, 2003 from Bert Wheeler's  Inc. to M.D. Wheeler, LTD. and recorded in Volume 5703, Page 135 of the Official Records of Brazos County, Texas.

Tract 5: 31.015 (called 31.657) acres, more or less, out of the W. S. Martin Survey, A-35, and being the same land described in a Special Warranty Deed dated January 7, 1999 from Keith  Chunn, Jr., Successor Trustee to Koch Exploration  Company and recorded in Volume 3362, Page 252 of the Official Records of Brazos County, Texas.

Tract 6: 16.482 acres, more or less, out of the Moses Baine Survey, A-3, and  being the same land described  in a Special Warranty Deed dated  November 15, 2007 and conveyed from M. D. Wheeler, LTD. to Esther Jane Grant  McDougal and recorded in Volume 8332, Page 251 of the Official Records of Brazos County, Texas.

Tract 7: 42.369 acres, more or less, in the Moses Baine Survey, A-3, Brazos County, Texas; in the right of way of State Highway 6 and the East By-Pass; being more particularly described in that certain Final Judgment dated February 26, 1969 from Nancy Campise et al to The State of Texas and  recorded  in Volume 276, Page 561 of the Deed Records  of Brazos  County, Texas  and  reference to which  is  made  in  an  instrument recorded in Volume 778, Page 183 of the Deed Records of Brazos County, Texas; [and sometimes called 44.92 acres; and sometimes called 42.643 acres]. There is included in this tract, all of Grantor's interest in 4.655 acres, more or less, IF ANY, in the right of way of North Texas Avenue, adjacent to the 36.138 acres described in Tract 2 above, reference to which is made in instruments  recorded  in Volume 778, Page 183; Volume 99, Page 49; and Volume 99, Page 72 of the Deed Records of Brazos County Texas.

Tract 8: 12.77 acres, more or less, out of the L. McLaughlin  Survey, A-38, and  being the same land  described  in a Warranty Deed dated  March  4, 1988 and  conveyed from  Bert Wheeler's Inc. to the State of Texas and recorded in Volume 1040, Page 676 of the Official Records of Brazos County, Texas.

Tract 9: 191.81 acres, more or less, out of the L. McLaughlin Survey, A-38, and being the same land described in a Special Warranty Deed dated April14, 2009 and conveyed from M. D. Wheeler, LTD. to The City of Bryan  and recorded  in Volume 9045, Page 76 of the Official Records of Brazos County, Texas.

Tract 10: 17.649 acres, more or less, in the L. McLaughlin Survey, A-38, in Brazos County, Texas, and being more particularly described  in that  Special Warranty Deed dated  May 24, 2013 from  M. D. Wheeler,  Ltd  to Gondal Mullenax, Trustee and being recorded  in Volume 11364 at Page 156 of the Deed Records of Brazos County, Texas.

Exhibit “A” (continued)

TRACT 1: 232.347 acres of land, more or less, being the total of Tract A (160 acres), Tract B (160 acres), Tract C (160 acres) and Tract D (87.767 acres) SAVE, LESS AND EXCEPT Tract E (405.010 acres less 69.59 acres) all as described below:

Tract A: 160 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, being all of the land allocated to the Prodeco Exploration, Inc.'s Wheeler#3 Unit and described as Tract 2 in a Partial  Release of Oil, Gas and Mineral Lease dated March 4, 1985 and recorded in Volume 795, Page 126 of the Deed Records of Brazos County, Texas, reference to which is here made for all purposes; and

Tract B: 160 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, being all of the land allocated to the Prodeco Exploration, Inc.'s Wheeler#4 Unit and described as Tract 3 in a Partial Release of Oil, Gas and Mineral Lease dated March 4, 1985 and recorded in Volume 795, Page 126 of the Deed Records of Brazos County, Texas, reference to which is here made for all purposes; and

Tract C: 160 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, being all of the land allocated to the Prodeco Exploration, Inc.'s Wheeler #5 Unit and described as Tract 4 in a Partial Release of Oil, Gas and Mineral Lease dated March 4, 1985 and  recorded in Volume 795, Page 126 of the Deed Records of Brazos County, Texas, reference to which is here made for all purposes; and

Tract D: 87.767 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, being all of the portion of the land located within the 474.02 acre tract of land  described in a deed dated June 8, 1979 and recorded in Volume 259, Page 37 of the Deed  Records of Brazos County, Texas, allocated to the Prodeco Exploration, Inc.'s Wheeler  Unit VI, Well 1 and described as Tract 6 in a Partial Release of Oil, Gas and Mineral  Lease dated  March 4, 1985 and recorded in Volume 795, Page 126 of the Deed Records of Brazos County, Texas, and described in a Designation of Pooled Unit recorded in Volume 519, Page 107 of the Deed Records  of Brazos County, Texas, and shown on a Plat of said tract  in said Unit in said Designation of Pooled Unit as the most northeasterly 87.767 acres in said Unit reference to which Unit, Partial  Release of Oil, Gas and Mineral Lease, Designation of Pooled Unit and Plat is here made for all purposes;

SAVE, LESS AND EXCEPT FROM THE TOTAL OF THE ACREAGE IN TRACTS A, B, C, AND D DESCRIBED ABOVE, THE ACREAGE IN THE FOLLOWING TRACT E DESCRIBED AS FOLLOWS:

Tract E: 405.010 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, described in a deed dated July 28, 1983 and recorded  in Volume 597, Page 809 of the Deed Records of Brazos County, Texas, (sometimes called 409.9 acres) reference to which deed is here made for all purposes; Save, Less and Except 69.59 acres being Tract 2 in The 7711 Corporation Jessy 1H RE Unit, described in a Declaration of Unit recorded in Volume 8369, Page 178 of the Official Records of Brazos County, Texas.

TRACT 2: 119.495 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, described in a deed dated June 3, 1975 and recorded in Volume 331, Page 809 of the Deed Records of Brazos County, Texas, (sometimes called the Allen Academy 108 acre tract), reference to which deed is here made for all purposes; a portion of which property is currently located in the Connor-Wheeler No. 1H Unit.

TRACT 3: 102.545 acres  of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, described in a deed dated June 28, 1967 and recorded in Volume 262, Page 763 of the Deed Records of Brazos County, Texas, reference to which deed is here made for all purposes.

TRACT 4: 52.398 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, described in a deed dated June 28, 1967 and recorded in Volume 262, Page 757 of the Deed Records of Brazos County, Texas, reference to which deed is here made for all purposes.

TRACT 5: 28.96 acres of land, more or less, out of the John Austin League, A-2, Brazos County, Texas, described in a deed dated June 28, 1967 and recorded in  Volume 262, Page 760 of the Deed Records of Brazos County, Texas, reference to which deed is here made for all purposes.

TR ACT 6: 405.010 acres of land, more or less, situated in the John Austin League, A-2, in Brazos County, Texas, and being more particularly described in that certain Mineral Deed dated January 15, 2014 from Mae Dean Wheeler et Gondal Mullenax et al and being recorded in Volume 11841 at Page 122 of the Official Records of Brazos County, Texas.

It is the intention to convey an undivided 100% interest in the interests described above. This list is not intended to be final and is subject to change. Legal Descriptions and exact interests will be identified in Due Diligence.

Exhibit “B” Assignment Template

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING  INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

MINERAL DEED

STATE    OF    _______________ §

§KNOW ALL PERSONS BY THESE PRESENTS THAT:

COUNTY OF _______________ §

_________________________________, (hereinafter called '"Grantor"), located at for and in consideration of the sum of TEN AND NO/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Verde Bio Holdings, Inc. whose address is 5 Cowboys Way, Suite 300, Frisco, Texas 75034, (hereinafter called "Grantee"), does hereby BARGAIN, SELL, TRANSFER, SET OVER, GRANT, ASSIGN, CONVEY and DELIVER unto Grantee, its successors and/or assigns, an undivided 100% of Grantor’s right, title  and interest in and to to the Properties more specifically described on the attached Exhibit A (“the Properties”).

Grantee, or its successors and assigns, shall be subject to, and bound by, all of the terms, conditions and provisions of the Oil, Gas and Mineral Leases covering the Properties, if any and any and all amendments thereto, if any.  Grantee, or Grantees successors and assigns, shall have no role in the management of operations on said lands covered by the Oil, Gas and Mineral Leases, and Grantor, or its successors and assigns, have no liability to Grantee for the termination of the Oil, Gas and Mineral Leases covering the Properties.

Grantor, for the consideration and subject to the reservations from and exceptions to conveyance and warranty, grants, sells, and assigns to Grantee the Properties, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and to hold, unto Grantee, Grantee's successors and/or assigns forever.  Grantor binds Grantor and Grantor's heirs, executors, administrators, and successors to warrant and forever defend all and singular the Properties to Grantee and Grantee's successors and/or assigns, against ever person whomsoever lawfully claiming or to claim the same or any part thereof, when such claim is made by, through and under Grantor, but not otherwise.

EXECUTED this       day of November, 2020, but a production effective date as of October 1, 2020.

Grantor :

_________________________________., a _____________ Limited Liability Company

By: ______________________________

        ______________________________

STATE OF _____________§

§

COUNTY OF ___________§

This instrument was acknowledged before me this _______ day of November, 2020, by _____________________, Managing Member of __________________________________.

Given under my hand and seal of office on this the ____ day of, November 2020.

__________________________________

Notary Public in and for the State of _____

My Commission Expires:

____________________________________

Exhibit “A” Lands

Exhibit “A” attached to and made part of that certain Purchase and Sale Agreement for purchase of mineral interests dated July __, 2020 by and between Verde Bio Holdings, Inc. (“Buyer”) and _______________________________ (“Seller”).